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PROXY                       EXCEL LEGACY CORPORATION                       PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON              , 2001
The undersigned stockholder(s) of Excel Legacy Corporation, a Delaware corporation ("Legacy"), hereby constitutes and appoints Gary B. Sabin and
Richard B. Muir, and each of them, as attorneys and proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of
Stockholders of Legacy to be held on              , 2001 and any adjournment or
postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

EACH PROPOSAL IS MORE FULLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS THAT ACCOMPANIES THIS PROXY. YOU ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS CAREFULLY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

Proposal 1.  To approve the merger agreement by and among Price
             Enterprises, Inc. ("Enterprises"), PEI Merger Sub, Inc., a wholly-owned subsidiary of Enterprises, and Legacy. In the merger, PEI Merger Sub will merge with and into Legacy and Legacy will become a wholly-owned subsidiary of Enterprises. Each share of Legacy common stock outstanding immediately prior to the merger will be converted into 0.6667 of a share of Enterprises common stock. In addition, outstanding Legacy stock options will be assumed by the combined company, Price Legacy Corporation, as adjusted to reflect the exchange ratio.

        / /  FOR              / /  AGAINST             / /  ABSTAIN

Proposal 2.  To elect the following eight persons to Legacy's board of directors to serve until the earlier of (1) the next annual meeting of stockholders of Legacy or (2) the completion of the merger:

                  Graham R. Bullick, Ph.D.                                       Robert E. Parsons, Jr.
                        Jack McGrory                                                 Gary B. Sabin
                      Richard B. Muir                                              Robert S. Talbott
                    Richard J. Nordlund                                              John H. Wilmot

   / /     FOR ALL nominees listed above (except as indicated to the        / /
             contrary below)

   / /     WITHHOLD AUTHORITY to vote for all nominees listed above

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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                           (CONTINUED ON THE OTHER SIDE)
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                          (CONTINUED FROM THE OTHER SIDE)

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

    In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

    All other proxies heretofore given by the undersigned to vote shares of stock of Legacy, which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

    PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

                                           _____________________________________

                                           _____________________________________
                                                       Signature(s)

                                           Dated:  _______________________, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCEL LEGACY CORPORATION. PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE POSTAGE-PAID ENVELOPE ENCLOSED. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.